UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 22, 2013

DynaVox Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34716	27-1507281
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Wharton Street, Suite 400, Pittsburgh, PA 15203

(Address of Principal Executive Offices) (Zip Code)

(412) 381-4883

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2013, Kenneth D. Misch, Chief Financial Officer of DynaVox Inc., resigned from his position effective May 17, 2013. Raymond J. Merk is being promoted to serve as the Company’s Chief Financial Officer also effective May 17, 2013. Mr. Misch’s decision to resign is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, practices or financial statements.

Mr. Merk, 53, was appointed the Company’s Vice President of Administration and Corporate Secretary in March 2013 and had previously served as the Company’s Vice President of Finance since he joined the Company in April 2010, bringing with him almost 30 years of accounting and financial management experience with both public and private companies. Prior to joining DynaVox, Mr. Merk was the Chief Financial Officer of DATATRAK Inc. from August 2007 to March 2010 and prior to that their Controller since his hiring in August 2006. Mr. Merk holds a Bachelor of Science degree in Business Administration from Ohio Northern University. Mr. Merk is a certified public accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAVOX INC.

By:	/s/ Michelle Wilver
Name: Michelle Wilver
Title: Chief Executive Officer

Date: March 28, 2013